UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2021

DXC TECHNOLOGY COMPANY

(Exact name of registrant as specified in its charter)

Nevada	001-38033	61-1800317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Tysons Boulevard Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

(703) 245-9675

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DXC	The New York Stock Exchange
2.750% Senior Notes due 2025	DXC 25	The New York Stock Exchange
1.750% Senior Notes due 2026	DXC 26	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On March 16, 2021, DXC Technology Company (the “Company”) issued a press release announcing (i) the commencement of an offer (the “tender offers”) to purchase for cash any and all of the Company’s outstanding 4.450% Senior Notes due 2022 (the “DXC Notes”) and any and all of the outstanding 4.450% Senior Notes due 2022 (the “CSC Notes”) issued by its wholly owned subsidiary, Computer Sciences Corporation (“CSC”), (ii) substantially concurrently with the commencement of the tender offers, the Company and CSC expect to issue notices of full redemption to the holders of the DXC Notes and the CSC Notes, respectively, to redeem all of the DXC Notes and the CSC Notes, specifying April 15, 2021 as the redemption date and (iii) substantially concurrently with the commencement of the tender offers, the Company expects to issue a notice of full redemption to the holders of its 4.00% Senior Notes due 2023 to redeem all of the 2023 Notes, specifying March 26, 2021 as the redemption date (the 2023 Notes are not subject to the tender offers). As of March 16, 2021, there were $274,470,000 aggregate principal amount of DXC Notes outstanding, $170,795,000 aggregate principal amount of CSC Notes outstanding and $500,000,000 aggregate principal amount of the 2023 Notes outstanding.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

All statements in this report that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current intentions, plans, expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. For a written description of these factors, see the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, and any updating information in subsequent SEC filings including the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2020, September 30, 2020, and December 31, 2020. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this reportor to reflect the occurrence of unanticipated events except as required by law.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of DXC Technology Company, dated March 16, 2021.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXC TECHNOLOGY COMPANY.

Date: March 16, 2021	By:	/s/ Zafar A. Hasan
	Name:	Zafar A. Hasan
	Title:	Vice President and Head of Corporate Legal, Corporate Secretary